Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Advances Engineering & Fabrication of Commercial-Scale Prototype Able to Generate Electricity from Moving Trucks

Burtonsville, MD – March 9, 2010 – New Energy Technologies, Inc. (OTCBB: NENE), developer of MotionPower™ technologies for generating sustainable electricity from the kinetic energy of moving vehicles and SolarWindow™ technologies capable of generating electricity on see-thru glass windows, today announced that engineers have successfully completed the most important engineering and fabrication steps required in the development of the Company’s MotionPower™-Heavy technology for generating electricity from the motion of heavy commercial vehicles, including trucks, long-haul rigs, and buses.

“These engineering advancements enable us to begin in-house tests of the first ever commercial-scale prototype of our MotionPower™-Heavy device, and mark a major development milestone,” explained Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc. “I’m eager to advance these trials to include field-testing in real-world installation sites, similar to field-tests conducted for our MotionPower™-Auto technology for generating electricity from moving cars.”

Earlier, the Company’s MotionPower™-Auto technology underwent durability field-tests at the Four Seasons Hotel in Washington, DC, a prominent Burger King® quick-service franchise during the busy Labor Day long weekend in Hillside, NJ, and a Holiday Inn Express® in Baltimore, MD.  These field tests were undertaken following advanced prototyping and in-house testing of the MotionPower-Auto™ system.  Following these important field tests, engineers were able to achieve a 25-fold increase in the system’s capacity to capture energy from moving cars and light trucks.

Similarly, engineers anticipate advancing in-house testing of New Energy’s MotionPower™-Heavy technology to include field tests at commercial sites where the motion of heavy trucks,

long-haul rigs, and buses can be used to generate sustainable electricity.

New Energy’s MotionPower™-Heavy technology is designed to capture the ‘kinetic energy’ of a heavy commercial vehicle when it comes to a stop.  The system subsequently converts this otherwise unused energy into valuable electricity.  Kinetic energy is present in a moving vehicle, much like the energy present in a bicycle, which may sometimes continue to ‘roll’ even though it’s no longer being pedaled by the rider. Heavy-duty trucks have up to 25 times more kinetic energy than a typical car traveling at the same speed.

Engineers have worked to design, prototype, and test small-scale prototypes of the Company’s novel MotionPower™-Heavy technology.  Commercial-scale development, currently underway, represents the next step in New Energy’s carefully engineered product development program and is a major milestone towards commercialization of the first-of-its-kind, practical vehicle energy harvester.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.